AGREEMENT TO FILE JOINTLY AND STATEMENT APPOINTING DESIGNATED FILER AND
AUTHORIZED SIGNATORY

Each of the undersigned entities and individuals (collectively, the "Reporting Persons") hereby authorizes and designates Meritech Management Associates L.L.C. or such other person or entity as is designated in writing by Paul Madera (the "Designated Filer") as the beneficial owner to prepare and file on behalf of such
Reporting Person individually, or jointly together with the other Reporting Persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G,
Schedule 13H, Form 13-F, Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the
United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Act") and the Securities Exchange Act of 1934, as amended
(together with the implementing regulations thereto, the "Exchange Act") (collectively, the "Reports") with respect to each Reporting Person's ownership of, or transactions in, securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person (collectively, the "Companies").

Each Reporting Person hereby further authorizes and designates Joel Backman (the "Authorized
Signatory") to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of the Designated Filer or Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.

The authority of the Designated Filer and the Authorized Signatory under this Document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person's ownership of, or transactions in, the securities of the Companies, unless earlier revoked in writing. Each Reporting Person acknowledges that the Designated Filer and the Authorized
Signatory are not assuming any of the Reporting Person's responsibilities to comply with the Act or the Exchange
Act.

May 18, 2012 MERITECH MANAGEMENT ASSOCIATES II L.L.C.,
a Delaware Limited Liability Company

By: /s/ Paul Madera
Paul Madera, Managing Member

May 18, 2012 MERITECH CAPITAL ASSOCIATES II L.L.C.,
a Delaware Limited Liability Company

By: MERITECH MANAGEMENT ASSOCIATES II L.L.C.,
a Delaware Limited Liability Company
Its General Partner

By: /s/ Paul Madera
Paul Madera, Managing Member

May 18, 2012 MERITECH CAPITAL PARTNERS II L.P.,
a Delaware Limited Partnership

By: MERITECH CAPITAL ASSOCIATES II L.L.C.,
a Delaware Limited Liability Company
Its General Partner

By: MERITECH MANAGEMENT ASSOCIATES II L.L.C.,
a Delaware Limited Liability Company
Its General Partner

By: /s/ Paul Madera
Paul Madera, Managing Member

May 18, 2012 MERITECH CAPITAL AFFILIATES II L.P.,
a Delaware Limited Partnership

By: MERITECH CAPITAL ASSOCIATES II L.L.C.,
a Delaware Limited Liability Company
Its General Partner

By: MERITECH MANAGEMENT ASSOCIATES II L.L.C.,
a Delaware Limited Liability Company
Its General Partner

By: /s/ Paul Madera
Paul Madera, Managing Member

May 18, 2012 By: /s/ Paul Madera
Paul Madera

May 18, 2012 By: /s/ Mike Gordon
Mike Gordon

May 18, 2012 By: /s/ Rob Ward
Rob Ward